Exhibit 10.2

EARTH PROPERTY HOLDINGS LLC

(Delaware Limited Liability Company)

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated January 16, 2019

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. BECAUSE SUCH SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT MAY BE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Earth Property Holdings LLC, a Delaware limited liability company (the “Agreement”) is made and entered into as of the 16th day of January, 2019, by and among the Persons listed on Schedule 1 attached hereto as the Members of the Company and each other Person as shall be a Member from time to time, pursuant to the provisions of this Agreement.

Recitals

WHEREAS, the Company was formed by the filing of the Certificate with the Secretary of State of the State of Delaware pursuant to the Act on February 26, 2018 under the name Earth Property Holdings LLC;

WHEREAS, on November 9, 2018 (i) certain of the individuals and entities listed on Schedule 1 acquired Class A Units in the Company pursuant to that certain Subscription Agreement and Investor Questionnaire and (ii) Q2Earth, Inc. acquired Class B Units in the Company pursuant to that certain Membership Interest and Transfer Agreement;

WHEREAS, on the date hereof, certain individuals and entities listed on Schedule 1 acquired Class A Units in the Company pursuant to that certain Subscription Agreement and Investor Questionnaire dated as of even date hereof;

WHEREAS, in connection with the admission of the individuals and entities listed on Schedule 1 as members of the Company on the date hereof, the Company and the Members desire to amend and restate the Limited Liability Company Agreement of the Company, dated as of November 9, 2018, as amended by that certain Amendment #1 to Limited Liability Company Agreement of the Company, dated as of December 28, 2018 (the “Prior LLC Agreement”) in its entirety and to continue the existence of the Company on the terms set forth herein.

NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE 1

Definitions

Certain capitalized words and phrases used in this Agreement shall have the meanings set forth in Exhibit A attached hereto and incorporated herein by reference.

ARTICLE 2

Organization of the Company

2.1 Organization. On February 26, 2018, an authorized representative of the Company caused the Company to be organized under the name Earth Property Holdings LLC by executing and filing a Certificate of Formation for the Company with the Secretary of State of Delaware in accordance with the Act.

2.2 Principal Place of Business. The principal place of business of the Company shall be located at 400 Plasters Avenue NE, Atlanta, GA 30324, or at such address or addresses inside or outside of the State of Delaware as shall be determined from time to time by the Board.

2.3 Statutory Agent. The name and address of the agent for service of process in Delaware shall be National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904.

2.4 Term. The term of the Company commenced on the date of filing of the Certificate of Formation with the Secretary of State of Delaware and shall be perpetual unless and until terminated in accordance with the terms of Section 10.1. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in the manner required by the Act.

2.5 No State Law Partnership. It is the Board’s intent that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.5, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.6 Failure to Observe Formalities. A failure to observe any formalities or requirements of this Agreement, the Certificate of Formation or the Act shall not be grounds for imposing personal liability on the Members or the Board for liabilities of the Company.

ARTICLE 3

Purposes of the Company

The purposes of the Company are to (i) operate the Company and utilize its assets, (ii) exercise all other powers necessary to or reasonably connected with the Company’s business which may be legally exercised by limited liability companies under the Act and (iii) engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

ARTICLE 4

Members; Capital Contributions; Units; Capital Accounts

4.1 Names and Addresses of Members. The names and addresses of the Members are as set forth on Schedule 1 attached to this Agreement and incorporated herein by reference. The Board shall maintain a register of Members (the “Register”) in its books and records and promptly amend such Register from time to time to reflect any changes to the names and addresses of the Members.

4.2 Capital Contributions.

(a) Capital Contributions. Each Member has made aggregate Capital Contributions to the Company in the amount set forth on Schedule 1 hereto. Each Member, by executing this Agreement, agrees that the value assigned to each non-cash item on Schedule 1, if any, is the Book Value thereof. No Member shall make any additional Capital Contributions to the Company without the prior written approval of the Board. No interest shall be paid on any Capital Contributions, except as otherwise set forth herein.

(b) Additional Capital Contributions. Except as required under Section 4.2(a) or such other agreements that may be entered into from time to time (such other agreements, “Capital Contribution Agreements”), no Member shall be obligated to make additional Capital Contributions to the Company. In particular, but not by way of limitation, no Member shall be obligated to make any Capital Contribution to restore any deficit balance in such Member’s Capital Account.

(c) No Withdrawal. No Member shall be entitled to withdraw any part of such Member’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

(d) Loans from Members. No Member shall be required to lend any funds to the Company. Loans by Members to the Company shall not be considered Capital Contributions. If any Member shall loan funds to the Company in addition to the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such loans shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such loans shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made; provided that such terms and conditions are no more favorable to such lending Member than those which would be agreed to in an orderly transaction with a willing, unaffiliated lender in an arm’s-length transaction.

4.3 Units.

(a) Units Generally. The Company shall not be limited to a specific number of Units or any specific classes of Units. The Interests shall be represented by Units, which may be divided into one or more types, classes or series, with each type or class or series having the rights and privileges, including voting rights, if any, set forth in this Agreement. An Interest shall for all purposes be personal property. No Member has any interest in specific assets or property of the Company nor has the right to own or use particular or individual assets of the Company. Ownership of a Unit (or fraction thereof) shall not entitle (by court decree, operation of law or otherwise) a Member to call for a partition or division of any asset or property of the Company or for any accounting. The Company shall not be authorized to issue any Equity Securities other than Units.

(b) Authorized Units. The Company has authority to issue Class A Units, Class B Units, Class C Units and any other New Securities issued in accordance with Section 4.5 with the rights, preferences and privileges, and subject to the qualifications, limitations and restrictions, as set forth herein. Additional classes of Units may be authorized by the Board, as approved by the appropriate class members as provided herein.

(c) Allocation of Units. Each Member shall, upon making his, her or its required Capital Contribution, be allocated Units in the Company as set forth on Schedule 1. As of the date hereof, the Company has issued a total of 715,909 Class A Units; 178,969 Class B Units, and the Company has reserved for issuance 100,000 Class C Units to management and other service providers of the Company. Each class of Units shall have the rights as described in this Agreement. Upon approval of the Board, the Company may also enter into warrant agreements for the purchase of Class A or Class B Units in the future upon terms so described in such agreements. Further, an additional 62,500 Class A Units will be reserved for future issuance for purchase by Members on Schedule 1 and an additional 14,610 Class A Units will be reserved for future issuance upon the exercise of warrants by Members of Schedule 1. Except as otherwise provided in this Agreement or required by law, the holders of the Class C Units shall not hold any voting rights. The Board shall promptly amend the Register from time to time to reflect the admission or withdrawal of Members, the sale, grant, issuance or redemption of Units or the receipt of additional Capital Contributions, and any such amendment shall be effective as of the date of the event necessitating such amendment. The Company may (if elected by the Board) issue certificates representing the Units (“Certificated Units”). The Company may issue fractional Units. Units shall only be issued in compliance with all applicable securities laws and, if applicable, pursuant to an exemption from the prospectus and registration requirements of securities laws.

(d) Class C Units.

(i) Class C Units are intended to constitute a “profits interest” in the Company as defined in Internal Revenue Service Revenue Procedures 93-27 and 2001-43, in connection with the performance of services for the Company. Such Class C Units shall entitle such Class C Member to all of the rights of a Class C Member as expressly provided in this Agreement to the extent of such Class C Units. As of the time of issuance of any Class C Unit, the Book Value of all Company assets shall be adjusted to equal their respective gross fair market values, and the Capital Account balances of all of the Members of the Company shall be adjusted as provided in the definition of “Book Value” in Exhibit A, and the initial Capital Account balance with respect to each new Class C Member and/or Class C Unit shall be zero.

(ii) Each Member authorizes and directs the Company to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 apply to any Class C Unit, provided the principles espoused in Notice 2005-43 are adopted in substantially the same form in a future Revenue Procedure or other binding Internal Revenue Service guidance. For purposes of making such Safe Harbor election, the Class B Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Class B Member constitutes execution of a “Safe Harbor Election” in accordance with section 3.03(1) of Notice 2005-43. The Company and each Member hereby agrees to comply with all requirements of the Safe Harbor described in Notice 2005-43, including the requirement that each Member shall prepare and file all federal income tax returns reporting the income tax effects of any Class C Unit issued by the Company in a manner consistent with the requirements of Notice 2005-43. Notwithstanding any other provision of this Agreement, the Members agree to amend the foregoing paragraph to the extent the Class B Member in its sole discretion deems necessary to achieve substantially the same tax treatment with respect to any Class C Unit as set forth in section 4 of Notice 2005-43 (e.g., to reflect changes from the rules set forth in Notice 2005-43 in subsequent Internal Revenue Service guidance), provided that such amendment is not materially adverse to any Member (as compared with the after-tax consequences that would result if the provisions of Notice 2005-43 applied to all Class C Units).

(e) Adjustments to Units. If the Company at any time subdivides (by any Unit split or otherwise) any class or type of Units into a greater number of Units, the Company shall also subdivide each Unit of such other class or type outstanding immediately prior to such subdivision based upon the same ratio, and if the Company at any time combines (by reverse Unit split or otherwise) any class or type of Units into a smaller number of Units, the Company shall also combine each Unit of such other class or type outstanding immediately prior to such combination based upon the same ratio.

4.4 Members’ Capital Accounts. A separate Capital Account shall be established and maintained for each Member. The determination and maintenance of the Members’ Capital Accounts, and any adjustments thereof, shall be made in a manner consistent with tax accounting and other principles set forth in Section 704(b) of the Code and the Regulations, as finally determined for federal income tax purposes. Upon a Transfer of all or part of a Member’s Units in accordance with Article 9, the transferee shall succeed to the Capital Account of the transferor Member to the extent that is attributable to the Transferred Unit.

4.5 Preemptive Rights.

(a) Right of First Offer. If at any time, other than pursuant to any Exempt Issuance, the Company proposes to offer, issue or sell any Units whether now or hereafter authorized (the “New Units”), or any securities or instruments convertible into, or exchangeable or exercisable for, New Units (the “New Securities”) to any Member (or any Affiliate of any Member) or any third party (an “Offeree”), the Company shall first offer such New Securities to each Class A Member and Class B Member (individually, a “Participating Unit Holder,” and collectively, “Participating Unit Holders”).

(b) Notice. The Company shall give notice (a “Preemptive Rights Notice”) to each Participating Unit Holder, which shall (i) state the Company’s bona fide intention to offer such New Securities, (ii) specify in reasonable detail (A) the number and type of New Securities which the Company proposes to offer, issue or sell, (B) the time within which the Company proposes to offer, issue or sell such New Securities, (C) the price at which the Company proposes to offer, issue or sell such New Securities, (D) the percentage of the Units then outstanding on a fully diluted basis that the issuance of the New Securities would represent, (E) the identity of the Offeree, if any, and (F) all other material terms and conditions relating to the offer; and (ii) make explicit reference to this Section 4.5 and state that the right of each Participating Unit Holder to purchase any of such New Securities under this Section 4.5 shall expire unless exercised within thirty (30) days after the Preemptive Rights Notice is received by such Participating Unit Holder.

(c) Preemptive Rights. By written notification to the Company within thirty (30) days after the Preemptive Rights Notice is received by such Participating Unit Holder, each Participating Unit Holder shall have the right, in the nature of a preemptive right, but not the obligation to purchase up to its Preemptive Rights Percentage of such New Securities to be offered, issued or sold by the Company all for the same price and upon the same economic terms and otherwise on substantially the same terms and conditions as the New Securities that are being offered to the Offeree, by executing and returning the form of acceptance provided with the Preemptive Rights Notice. If a Participating Unit Holder elects to purchase all or a portion of its Preemptive Rights Percentage of the New Securities, it shall comply with the terms stated in the Preemptive Rights Notice. In the event any of the consideration is non-cash consideration, at the election of each Participating Unit Holder, such Participating Unit Holder may pay cash equal to the Fair Market Value of such non-cash consideration. As used herein, the term “Preemptive Rights Percentage,” as applied to any Participating Unit Holder on any date, shall mean a fraction (expressed as a percentage), the numerator of which is the number of Class A Units and Class B Units of the Company then held by such Participating Unit Holder and the denominator of which is the total outstanding number of Class A and Class B Units of the Company, in each case, excluding the New Securities to be issued.

(d) Failure to Exercise Preemptive Rights. The failure of any Participating Unit Holder to return such notice within such 30-day period shall, for purposes of this Section 4.5, be deemed to constitute a waiver by such Participating Unit Holder of its right to purchase any portion of the New Securities specified in such Preemptive Rights Notice, but shall not constitute a waiver by such Participating Unit Holder of its right to purchase any New Securities in any future issuance. At the expiration of such thirty (30) day period, the Company shall promptly notify each Participating Unit Holder that elects to purchase or acquire all the New Securities available to it (each, a “Fully Exercising Member”) of any other Participating Unit Holder’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Member may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Participating Unit Holders were entitled to purchase but that were not purchased by the Participating Unit Holders which is equal to the proportion that the Class A Units and Class B Units held by such Fully Exercising Member bears to the Class A Units and Class B Units held by all Fully Exercising Members who wish to purchase such unsubscribed New Securities.

(e) Issuance and Sale of New Securities. The closing of any sale pursuant to Section 4.5(c) and Section 4.5(d) shall occur not earlier than 60 days from the date that the Preemptive Rights Notice is given. If all New Securities referred to in the Preemptive Rights Notice are not elected to be purchased or acquired as provided in Section 4.5(c) and Section 4.5(d), the Company may, during the sixty (60) day period following the expiration of the periods provided in Section 4.5(d), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Participating Unit Holders in accordance with this Section 4.5.

(f) Exempt Issuance. For this Section 4.5, an “Exempt Issuance” shall mean an issuance of New Securities by the Company: (i) pursuant to the conversion, exchange or exercise of any securities or instruments convertible into, or exchangeable or exercisable for Units of the Company outstanding on the date hereof or issued in the future as an Exempt Issuance or after compliance with this Section 4.5; (ii) as a distribution in respect of, or upon any subdivision or combination of, the Units of the Company as a result of which there is no change in the relative ownership interest or rights of the holders of the Units of the Company; or (iii) an issuance of Class C Units for compensatory purposes; (iv) in connection with a bona fide, arm’s length business acquisition that is approved by the Board (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) with a Person who is not an Affiliate of any Member, (v) pursuant to debt financing from a bank, institutional lender or similar financial institution, or any amendment thereto, in each case, that is approved by the Board, or (vi) pursuant to a commercial lending transaction from a commercial leasing entity that is approved by the Board.

ARTICLE 5

Management of the Company

5.1 Directors.

(a) Except for situations in which the approval of the Members is otherwise expressly required by this Agreement, the Act or other nonwaivable provisions of applicable law, all of the powers and authority of the Company shall be exercised by or under the direction of a Board of Directors (the “Board”), which shall initially consist of three (3) Persons, none of whom needs to be a Member (each, a “Director”). Directors need not be resident of any particular state nor meet any other qualifications. Except as otherwise specifically provided herein, the Board shall have all rights and powers of a “manager” under the Act, and shall have such authority, rights and powers in the management of the Company business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement.

(b) Each Director, in his or her capacity as a Director, shall have no authority to act alone, but the Directors shall only act as a Board as provided in this Agreement. Each Director shall hold office until such Director dies, resigns or is otherwise removed pursuant to Section 5.1(d). The Board shall have authority to create committees or subcommittees thereof.

(c) Subject to the resolutions on voting contained in Section 6.5, each Class A Member and Class B Member shall vote all such Class A Units and Class B Units and shall otherwise take or cause to be taken all such other actions as may be necessary to elect the following Directors: (i) two (2) representatives designated by Members holding a majority of the Class A Units (the “Class A Directors”); and (ii) one (1) representative designated by Members holding a majority of the Class B Units (the “Class B Director”). The Board as of the date hereof shall consist of the Directors identified below, and each Member hereby consents to the election of each such Director:

Name of Director
C. Thomas Paschall (Class A Director)
To be appointed (Class A Director)
Kevin Bolin (Class B Director)

(d) The removal (with or without cause) from the Board of any Director, shall be only upon the written request to the Board, as the case may be, by the Person or Persons entitled to designate such Director pursuant to Section 5.1(c) or this Section 5.1(d) above. Any removal shall be without prejudice to the rights, if any, of the Director under any employment contract, and if the Director is also a Member, shall not affect the Director’s rights as a Member or constitute a withdrawal of the Member.

(e) In the event that any representative designated hereunder for any reason ceases to serve as a Director (including any Director that is removed pursuant to Section 5.1(d) during his or her term of office, the resulting vacancy shall be filled by a representative designated by the Person or Persons entitled to designate such Director pursuant to Section 5.1(c) or (d) above.

(f) A Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any resignation shall be without prejudice to the rights, if any, of the Director under any employment contract, and if the Director is also a Member, shall not affect the Director’s rights as a Member or constitute a withdrawal of the Member.

(g) No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

5.2 Meetings of the Board. Any Director may call a meeting of the Board upon two (2) Business Days’ notice in writing, which notice shall specify the date, time and purpose or purposes of the meeting. Notice of any meeting shall be delivered personally, by courier or mailed to each Director at his business address, or by facsimile or electronic mail. If notice is given by courier, such notice shall be deemed to be delivered one (1) Business Day following deposit with the courier. If mailed, such notice shall be deemed to be delivered five (5) days following deposit in the United States mail. If notice is given by facsimile, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one Business Day following transmission if transmitted after business hours. If notice is given by electronic mail, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one Business Day following transmission if transmitted after business hours. Any Director may waive notice of any meeting. Meetings of the Board shall be held at the Company’s principal executive offices, unless the Directors agree to meet at another location. Directors shall have the right to attend any meeting of the Board by means of conference telephone or other method of communication by which each Director can hear all other Directors in attendance. A majority of all Directors shall constitute a quorum for the transaction of business at a meeting. If a quorum shall not be present at any such meeting, then the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5.3 Waiver of Notice. Notice of any meeting of the Board may be waived by a Director by a waiver of the notice in writing, signed by the Director entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Director at any meeting, whether in person or by telephone as provided above, shall constitute waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting the transaction of any business because the meeting is not lawfully called or convened and does so at the outset. Any waiver of notice of a meeting by a Director hereunder shall be equivalent to the giving of such notice.

5.4 Decisions and Actions of the Board. Subject to Section 5.8 or as otherwise expressly set forth in this Agreement, the vote of the majority of the Directors in attendance at a duly called meeting of the Board at which a quorum is present shall be the act of the Board.

5.5 Actions of the Board Without a Meeting. Any action that is required or permitted to be taken by the Board at a meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors. The writing or writings setting forth such action shall be filed with the minutes of the meetings of the Directors.

5.6 Manager. The Company is hereby authorized to engage Q2Earth Inc. as manager (the “Manager”) of the Company pursuant to the Management Agreement attached hereto as Exhibit A (the “Management Agreement”). The Manager shall report to the Board and serve at the pleasure of the Board and may be removed at any time with or without cause by and in the sole and absolute discretion of the Board; provided however, that such removal shall be without prejudice to any contract rights of the individual or entity so removed set forth in such Management Agreement. The Manager shall possess and exercise the duties and authority of its position, as further detailed in the Management Agreement, subject to the authority and direction of the Board.

5.7 Officers. The Company may have such officer or officers as the Board may from time to time appoint, including, without limitation, a President, one or more Vice Presidents, a Treasurer and a Secretary. Each officer shall report to the Board and hold office at the pleasure of the Board, and may be removed at any time from any office or offices held by him, with or without cause, by and in the sole and absolute discretion of the Board. The officers as of the date hereof shall consist of the officers identified below.

Name of Officer	Title
Kevin Bolin	President
Christopher Nelson	Secretary

5.8 Board and Certain Member Approval. Notwithstanding anything to the contrary contained in this Agreement, the Board may not take any of the following actions without the approval or written consent of (i) at least one (1) Class A Directors, and (ii) with respect to item (b), at any time prior to the third anniversary date of this Agreement, or with respect to item (h), at any time, the Class B Director:

(a) the acquisition of any Equity Securities in, or all, substantially all, or a material portion of the assets of, any Person, the involvement of the Company in any joint venture, or the merger, consolidation or other similar transaction of the Company with any Person (except as contemplated in Section 9.8);

(b) the disposition of any assets or Subsidiary of the Company (other than in the ordinary course of business) to the extent that the value of such assets exceeds $100,000 in any calendar year;

(c) the borrowing of money from third parties who are not or Affiliates, other than indebtedness in connection with any letters of credit necessary for the operation of the business of the Company;

(d) any material change in the business of the Company and its Subsidiaries (taken as a whole);

(e) changing the number and composition of the Board set forth in Section 5.1;

(f) the issuance of any additional Units other than the issuance of Class C Units to Service Providers not in excess of the Service Provider’s pool limit, and other than Units at a price above the purchase price per Unit paid for the Class A Units;

(g) the purchase by the Company of any Units of the Company from a Member other than as expressly set forth in this Agreement or the purchase of any Class C Units from Service Providers;

(h) the entry by the Company into any transaction or agreement with any Class A Member or any of its respective Affiliates (other than the Subsidiaries of the Company) other than a transaction or agreement that is on an arms-length basis and involves $25,000 or less in any calendar year;

(i) the entry by the Company into any Capital Contribution Agreements;

(j) any amendment to the Certificate of Formation, provided such amendment does not disproportionally affect one class of Members over the others other than a disproportionate affect resulting from the priority of the Class A Units over the Class B Units; and

(k) such other matters that the Board determines requires the approval of the Board.

5.9 Standard of Care. To the fullest extent permitted by the Act, a person, in performing his duties and obligations as a Director under this Agreement, shall be entitled to act or omit to act at the direction of the Members that designated such person to serve on the Board, considering only such factors, including the separate interests of the Members designating such Director, as such Director or Members choose to consider. Any duties (including fiduciary duties) that the Directors would otherwise owe in their capacities as Directors to the Company, the Members or any other Person are expressly eliminated and disclaimed by the Company and the Members to the fullest extent permitted by Section 18-1101(c) of the Act.

ARTICLE 6

Rights and Powers of the Members

6.1 No Commitments. In dealing with third parties with respect to the Company’s business or on behalf of the Company, the Members shall act in accordance with policies established by the Board. No Member shall, as a Member, in the name of or on behalf of the Company, sign or execute any contract, instrument or document, perform any other act, engage in any transaction, commit or bind the Company to any act, contract, instrument or document, or incur any debt, except as expressly permitted by this Agreement.

6.2 Meetings of the Members; Quorum. Any Class A Member or Class B Member may call a meeting of the Members upon five (5) days’ notice in writing to all other Members, which shall specify the date, time and purpose or purposes of such meeting. Notice of any meeting shall be delivered personally, by courier or mailed to each Member at such Member’s business address, or by facsimile or electronic mail. If notice is given by courier, such notice shall be deemed to be delivered one Business Day following deposit with the courier. If mailed, such notice shall be deemed to be delivered five (5) days following deposit in the United States mail. If notice is given by facsimile, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one Business Day following transmission if transmitted after business hours. If notice is given by electronic mail, such notice shall be deemed to be delivered on the day of transmission if transmitted during the recipient’s normal business hours or one Business Day following transmission if transmitted after business hours. Any Member may waive notice of any meeting. The attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Meetings of the Members shall be held at the Company’s principal executive office unless the Members agree to meet at another location. A Member shall have the right to attend and act at any meeting of the Members by conference telephone or other method of communication by which each Member in attendance can hear all other Members in attendance, or by written proxy duly executed by such Member. Except with respect to any action requiring the vote of a greater number or proportion in interest of the Members under this Agreement or under applicable law, a Majority-in-Interest of the holders of Voting Units shall constitute a quorum of the Members for the transaction of business at any meeting of Members.

6.3 Decisions and Actions of the Members. Except as may be expressly required otherwise by the terms of this Agreement, the Act or by nonwaivable provisions of other applicable law, decisions and actions of the Members may be made, approved or taken at a meeting of the Members held in accordance with the provisions of this Agreement by, or by written consent in lieu of a meeting in accordance with Section 6.4 by, a Majority-in-Interest of the Voting Units.

6.4 Actions of the Members Without a Meeting. Any action which is required or permitted to be taken by the Members at a meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by such number of the Members or proportion in interest of the Members as would be necessary to authorize or take such action at a meeting at which all Members entitled to vote therein were present and voted, provided that each Member shall have been provided with a copy of the proposed consent via email at least forty-eight (48) hours before the consent is to be executed, provided, further, that the writing or writings setting forth such action shall be filed with the minutes of the meetings of the Members.

6.5 Voting. Except as otherwise expressly provided in this Agreement or as otherwise required by nonwaivable provisions of applicable law, the holders of Units (except for holders of Class C Units with respect to such Class C Units) shall be entitled to one vote per Unit on all matters to be voted on by the Company’s Members as provided in this Agreement or as required by applicable law. Except as may be otherwise specifically required by nonwaivable provisions of the Act or other applicable law, the Class C Units shall have no voting rights whatsoever with respect to any matter upon which the Members of the Company are entitled to vote.

6.6 Waiver of Notice. Notice of any meeting of the Members may be waived by a Member by a waiver of the notice in writing, signed by the Member entitled to the notice, whether before, at or after the time stated for the meeting. Attendance of a Member at any meeting, whether in person, by proxy as provided above or by telephone as provided above, shall constitute waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does so at the outset thereof. Any waiver of notice of a meeting by a Member hereunder shall be equivalent to the giving of such notice.

6.7 Business Activities of Members. Notwithstanding any contrary provision of this Agreement, but subject to any restrictions in any other agreement between the Company and a Member, any Member may engage in other business activities, including any business that is in competition with, or similar to, the business being conducted by the Company, without liability or accounting to the Company.

6.8 Tax Matters. The Manager shall act as the Partnership Representative for the Company, or such other Member as the Board may appoint in writing from time to time (and, for each taxable year of the Company, the Company shall appoint an individual selected by the Partnership Representative as the Designated Individual). The Partnership Representative (acting through the Designated Individual) shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. In its capacity as Partnership Representative, the Manager shall act (and shall cause the Designated Individual to act) in the overall best interests of the Company, and the Partnership Representative and Designated Individual (in their capacities as such) shall comply with any instructions of the Board. Each Member shall give prompt notice to the Partnership Representative of any and all notices it receives from the Internal Revenue Service or other taxing authority concerning the Company. The Partnership Representative shall at Company expense furnish the Members with status reports regarding any negotiation between the Internal Revenue Service or other taxing authority and the Company, and the Members, if they so request, may participate in such negotiation. Neither the Partnership Representative nor the Designated Individual shall enter into any settlement with any taxing authority (federal, state, local or foreign), or extend the statute of limitations, on behalf of the Company or the Members without the approval of a majority of the Board.

6.9 Preparation of Tax Returns. The Company, at its own expense, shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company.

ARTICLE 7

Limitation of Liability; Indemnification

7.1 Limitation of Liability. No Covered Person shall be liable to the Company, or to any Member, in damages or otherwise for any action that such Covered Person takes or fails to take in such capacity, unless such action or failure to act involved an act or omission (i) constituting fraud, (ii) willful misconduct or (iii) a breach of this Agreement that has not been cured within 30 days’ if written notice of such breach, in each case as finally determined by a court of competent jurisdiction. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent shall not of itself constitute proof or create a presumption that the appropriate standard of conduct has been violated.

7.2 Experts; Books and Records. The Board and the Directors shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to the matters the Board or such Director reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

7.3 Indemnification of Members, Managers and Officers.

(a) The Company shall indemnify each Covered Person and each Person serving at the request of the Company as a manager, director, officer, employee, partner, member or trustee of another entity (solely for purposes of this Section 7.3, all of the foregoing persons and entities being referred to individually as an “indemnified party” and collectively as “indemnified parties”), to the fullest extent permitted by the Act and other applicable law, and shall save and hold each indemnified party harmless from, and in respect of, all (A) fees, costs and expenses incurred in connection with or resulting from any claim, action or demand against such indemnified party that arise out of or in any way relate to the Company, its properties, business or affairs, and (B) such claims, actions and demands, and any losses or damages resulting from such claims, actions and demands, including amounts paid in settlement or compromise (if recommended by attorneys for the Company) of any such claim, action or demand; provided, however, that this indemnification shall apply only so long as such action or failure to act did not constitute (i) fraud, (ii) willful misconduct or (iii) a breach of this Agreement, in each case as finally determined by a court of competent jurisdiction, and (C) in the case of any criminal proceeding, action or claim, such Person had no reasonable cause to believe its conduct was unlawful.

(b) To the greatest extent not inconsistent with the Act and laws and public policies of the State of Delaware, reasonable expenses (including reasonable legal fees) for which an indemnified party would be entitled by this Agreement that are incurred by such indemnified party in defending any claim, action or demand shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 7.3. The undertaking described above must be a general obligation of the indemnified party, subject to such reasonable limitations as the Company may permit, but need not be secured and may be accepted without reference to financial ability to make repayment. Any indemnified party shall promptly seek recovery under any other indemnity or any insurance policies by which such indemnified party may be indemnified or covered, as the case may be. To the extent an indemnified party shall have received indemnity payments or advance (by insurance or otherwise) from any source other than the Company, such indemnified party shall return such advances to the Company.

(c) The indemnification provisions of this Section 7.3 do not limit the right of any indemnified party to recover under any insurance policy maintained by the Company. If, with respect to any loss, damage, expense or liability for which indemnification under this Section 7.3 is provided, the indemnified party receives an insurance policy indemnification payment, which, together with any indemnification payment made by the Company, exceeds the amount of such loss, damage, expense or liability, then such Person will immediately repay such excess to the Company.

(d) Any repeal or modification of any provision in this Section 7 shall not adversely affect any right or protection of an indemnified party existing prior to such repeal or modification.

ARTICLE 8

Allocation of Profits and Losses; Distributions

8.1 Allocation of Profits and Losses.

(a) General Rule. After giving effect to the special allocations provided for in Section 8.1(d) and Exhibit B, and except as otherwise provided in Section 8.1(b) or (c), Profits and Losses for any taxable year shall be allocated among the Members in such a manner that, as of the end of such taxable year and to the fullest extent possible, the Capital Account balance of each Member shall equal (i) the amount such Member would receive pursuant to the hypothetical liquidating distribution described below, minus (ii) such Member’s share of Company Minimum Gain and Holder Minimum Gain. The amount referenced in (i) above shall be equal to the respective net amounts, positive or negative, that would be distributed to such Member or for which such Member would be liable to the Company under the Act, determined as if the Company were to (A) liquidate the assets of the Company for an amount equal to their Book Value, (B) satisfy all Company liabilities to the extent required by their terms (limited, with respect to each “partnership nonrecourse liability” or “partner nonrecourse debt” within the meaning of the Regulations, to the Book Value of the assets securing each such liability), and (C) distribute the proceeds of liquidation pursuant to Section 10.3.

(b) Qualified Income Offset. No Member shall be allocated Losses (or items of loss or deduction) to the extent such allocation would create or increase a deficit Adjusted Capital Account Balance while one or more Members has a positive Adjusted Capital Account Balance; rather, such Losses (or items of loss or deduction) shall be reallocated to the Members who have a positive Adjusted Capital Account Balance (on a proportionate basis) until no Member has a positive Adjusted Capital Account Balance. Further, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation §§ 1.704-1(b)(2)(ii)(d)(4), (5), or (6), Profits (or items of Company income and gain) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the deficit in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations, or distributions as quickly as possible. This Section 8.1(b) is intended to comply with the qualified income offset provisions in § 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c) Allocations Relating to the Last Fiscal Year(s). If, upon the liquidation of the Company pursuant to Article 10, and after all other allocations provided for in this Section 8.1 and Exhibit B have been tentatively made as if this Section 8.1(c) were not in this Agreement, a distribution to the Members pursuant to Section 10.3(b) would be different from a distribution to the Members made in accordance with their respective positive Capital Account balances as contemplated by Regulations § 1.704-1(b)(2)(ii)(b)(2), then Profits (and items thereof) and Losses (and items thereof) for the fiscal year in which the Company dissolves and terminates pursuant to Article 10 shall be re-allocated among the Members in a manner such that the Capital Account of each Member, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distributions that would be made to such Member pursuant to Section 10.3(b). The Board may, in its sole discretion, apply the principles of this Section 8.1(c) to the fiscal year preceding the fiscal year in which the Company dissolves and terminates (including through the application of Section 761(c) of the Code) if delaying the application of the principles in this Section 8.1(c) would likely result in a distribution pursuant to Section 10.3(b) that is materially different from a distribution to the Members made in accordance with their respective positive Capital Account balances as contemplated by Regulations § 1.704-1(b)(2)(ii)(b)(2).

(d) Regulatory and Special Allocations. Section 8.1(a) notwithstanding, special allocations of items of income, gain, loss and deduction shall be made in accordance with the provisions of Exhibit B hereto.

(e) Tax Allocations. Except as provided in the following sentence, income, gain, loss and deduction of the Company for tax purposes for any taxable year shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for such taxable year. The preceding sentence notwithstanding, (i) in the event Section 704(c) of the Code is applicable to any transaction generating any such income, gain, loss or deduction, the same shall be divided among the Members in accordance with the provisions of such Section 704(c) and the Regulations, in such manner as the Board in its sole and absolute discretion shall determine, and (ii) in the event the Book Value of any Company asset (as determined for calculating Profits and Losses) differs from its adjusted basis for federal income tax purposes, allocations of income, gain, loss and deduction for tax purposes with respect to such asset shall take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in accordance with the provisions of the same manner as under Section 704(c) of the Code and the Regulations, in such matter as the Board in its sole and absolute discretion shall determine.

8.2 Distributions.

(a) Preferred Return. The Class A Units shall accrue the Preferred Return on the Class A Unreturned Capital Contributions. Preferred Returns shall accrue from the date of this Agreement. The Company shall endeavor to distribute the full amount distributable pursuant to Section 8.2(b) quarterly commencing at the end of the fifth (5th) fiscal quarter after the signing of this Agreement out of funds legally available for distribution.

(b) Excess Cash Flow. From time to time, the Board may make a determination to what extent, if any, there exists Excess Cash Flow. The amount of such Excess Cash Flow, if any, shall be distributed to the Members only at such time or times as the Board determines, and, when distributed, shall be distributed to the Members in the following amounts and order of priority:

(1) First, one hundred percent (100%) of the Excess Cash Flow to the holders of the Class A Units, pro rata according to the Class A Interests, until such time as the amounts distributed pursuant to this Section 8.2(b)(1) are equal to the Preferred Return;

(2) Second, one hundred percent (100%) of the Excess Cash Flow to the holders of the Class A Units, pro rata according to the Class A Interests, until such amounts distributed pursuant to this Section 8.2(b)(2) equals an amount sufficient to reduce the cumulative Class A Unreturned Capital Contributions to zero; and

(3) Thereafter, one hundred percent (100%) of the Excess Cash Flow to the holders of the Class A Units, the Class B Units and the Class C Units, pro rata based upon the aggregate Class A Units, Class B Units and Class C Units outstanding; provided, however, that no amount shall be distributed in respect of a Class C Unit, except in compliance with Section 8.2(g) hereof.

(c) Tax Distributions. Notwithstanding anything to the contrary in Section 8.2(b) or elsewhere in this Agreement, if the Board determines in good faith in its discretion that such distributions are reasonably required to avoid phantom income taxes to the Members, the Board may cause the Company to make distributions to the Members to enable the Members to pay federal, state and local income taxes attributable to their Units in amounts determined by the Board in its discretion. Any distributions under this Section 8.2(c) shall be treated as advances of the amounts distributable to the Members under Section 8.2(b)(3) and shall be made before distributions are made under Section 8.2(b)(2). Notwithstanding the foregoing, in the case of a tax distribution hereunder to a Member which is attributable to a special allocation of items of income and gain in accordance with Section 704(c) of the Code, a corresponding distribution shall be made to all other Members so that such tax distribution and such corresponding distributions are, in the aggregate, shared by the Members in proportion to their relative interests in Excess Cash Flow as described in Section 8.2(b).

(d) Distributions in Connection with Liquidation. Any other provision of this Section 8.2 notwithstanding, assets of the Company available for distribution in connection with the liquidation and dissolution of the Company shall be distributed in accordance with the provisions of Article 10.

(e) Withholding. Any other provision of this Agreement notwithstanding, the Company may withhold and pay over, or otherwise pay, any withholding or other taxes payable by the Company (pursuant to the Code or any other provision of United States federal, or state or local or non-U.S. law) with respect to such Member or as a result of such Member’s participation in the Company, including as a result of any distribution to such Member. If and to the extent that the Company shall be required to withhold or pay any such withholding or other taxes, such Member shall be deemed for all purposes of this Agreement to have received a distribution from the Company as of the time such withholding or other tax is required to be paid. To the extent that the aggregate of such payments to a Member for any period exceeds the distributions that such member would have received for such period but for such withholding, the Company shall notify such Member as to the amount of such excess and such Member shall promptly contribute to the Company, and shall indemnify the Company for, such amount by wire transfer. A Member’s obligation to indemnify and make contributions to the Company under this provision shall survive the Member selling or otherwise disposing of its interest in the Company and the termination, dissolution, liquidation or winding up of the Company. The Company may pursue remedies against any Member, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to the “prime rate” as published in The Wall Street Journal per annum (but not in excess of the highest rate per annum permitted by law), compounded on the last day of each fiscal quarter so long as such amount remains unpaid.

(f) Distributions In Kind. Except as otherwise provided in Article 10, subject to compliance with applicable securities laws, distributions to the Members, when made, may be made in cash or in securities or other non-cash property held by the Company, or in any combination thereof, as determined by the Board in its sole and absolute discretion. In the event of any distribution which consists of or includes non-cash property, (i) the Board shall ascertain the Fair Market Value of such property, (ii) the Capital Accounts of the Members shall be charged or credited, as the case may be, as if such property had been sold at such Fair Market Value, and (iii) the net gain or net loss realized thereby had been allocated to and among the Members in accordance with Section 8.1. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand or receive any distribution from the Company in any form other than cash. Other than as provided in Section 10, distributions of property in kind shall not be made to Members in a disproportionate manner as related to other Members (i.e., no Member may be compelled to accept from the Company a distribution of any asset in kind or in lieu of a proportionate distribution of cash made to other Members).

(g) Profits Interests Distribution Limitation. Notwithstanding any other provision of this Agreement to the contrary, no distribution will be made to any Class C Member in respect of any Class C Unit pursuant to Section 8.2(b) unless and until the Threshold Amount applicable to such Class C Unit has been distributed in respect of all other Units which existed immediately prior to the issuance of such Class C Unit, so that the amount distributable in respect of such Class C Unit shall not exceed the maximum amount, if any, which may be distributed thereon without causing such Class C Unit to fail to qualify as a “profits interest” for U.S. federal income tax purposes. The initial Threshold Amount shall be set forth in the award agreement executed in conjunction with the issuance of such Class C Unit. Any amounts prohibited from distribution to a Member pursuant to this Section 8.2(g) shall instead be distributed to the Class A Members, Class B Members and any Class C Members for which the Threshold Amount applicable to the Class C Units held by them has been satisfied in full in accordance with their relative interests as described in Section 8.2(b).

(h) Limitations on Distributions. Notwithstanding anything in this Agreement to the contrary, no distribution shall be made if it would render the Company insolvent.

ARTICLE 9

Transfer of Units

9.1 Restrictions on Transfer.

(a) No Transfers. Except as otherwise provided in this Agreement, without the prior written consent of the Board, no Member shall be entitled to sell, exchange, mortgage, hypothecate, transfer, pledge, assign, donate, create a security interest in or lien on, encumber, give, place in trust (voting or other) or otherwise dispose of, including any involuntary transfer or transfer by operation of law in bankruptcy or by way of execution, seizure or sale by legal process (hereinafter, “Transfer”), his, her or its Units or any portion thereof. No Member shall avoid the provisions of this Section 9.1(a) by making one or more Transfers to one or more transferees permitted hereby and then disposing of all or any portion of such Member’s interest in such transferee. Any attempted Transfer other than in accordance with this Agreement shall be null and void ab initio.

(b) Permitted Transfers. Notwithstanding the foregoing, the following Transfers shall be permitted without the approval of the Board: (i) any Transfer by a Member to a trust for his benefit or the benefit of his spouse or issue, or to a family partnership (which may be a limited liability company), provided that the Member (or the manager or trustee of such Member) remains in control of such entity during his lifetime (or a re-Transfer of such Units by such trust or entity back to the Member upon the revocation of any such trust or the dissolution of any such entity, or pursuant to the laws of descent and distribution, he is the trustee of such trust or has the power to remove and replace the trustee, (ii) a Transfer by any Member to another Member, (iii) a Transfer by any Member to an Affiliate of such Member, (iv) a Transfer in order for a Member to remain in compliance with applicable law, and (v) a Transfer by a Member pursuant to Sections 9.7, 9.8 and 9.10 (each, a “Permitted Transfer” and the transferee in such Permitted Transfer, a “Permitted Transferee”), provided that in connection with any Permitted Transfer pursuant to clauses (i) - (iv), such Permitted Transfer complies with Section 9.1(c). Any Transfer of a Unit shall be made only in compliance with all applicable securities laws and the Company may require the transferor to obtain and deliver to the Company an opinion of counsel (reasonably acceptable, as to both the opinion and the counsel, to the Company) that such proposed Transfer so complies.

(c) Conditions to Permitted Transfers. Notwithstanding Section 9.1(b), a Transfer will not be treated as a Permitted Transfer unless and until the following conditions are satisfied:

(i) The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the reasonable opinion of the Board to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Company will be reimbursed by the transferor and transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

(ii) The transferor and transferee will furnish the Company with the transferee’s taxpayer identification number, and any other information necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company will not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

(iii) Either (x) such Units will be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (y) the Transfer will be exempt from all applicable registration requirements and will not violate any applicable laws regulating the transfer of securities.

(iv) The transferor may grant to any transferee of Units pursuant to a Permitted Transfer, the right to become a substitute Member, with respect to the Units transferred; provided, however, that no transferee shall be admitted as a substitute Member unless and until the admission of such transferee as a substitute Member is approved by the Board, in its sole and absolute discretion.

(v) All transferees hereunder shall be bound by the terms of this Agreement in the same manner as the transferors, and any Units so Transferred shall continue to be subject to the restrictions, liabilities and benefits associated therewith.

9.2 Right of First Offer.

Prior to any Transfer by a Member (the “Transferring Member”) of all or any portion of its Units (the “Offered Units”) other than to a Permitted Transferee of such Member under Section 9.1(b)(i) through (iv), such Transferring Member must first comply with the provisions of this Section 9.2:

(a) Offer. The Transferring Member shall first deliver to the Class A Members (the “Eligible Members”) a written notice (the “Offer Notice”) that sets forth the Units represented by the Subject Interest, the amount per Unit that the Transferring Member proposes to be paid for the Offered Units, the manner of payment and the material terms of such sale.

(b) Member Election. The Eligible Members may elect to purchase all or any portion of the Offered Units up to such Eligible Member’s Proportional Share of the Offered Units at the price and on the other terms set forth in the Offer Notice, by delivering written notice of such election to the Transferring Member and the Company within fifteen (15) days of delivery of the Offer Notice.

(c) Company Election. If the Eligible Members do not elect to purchase all of the Offered Units, then the Company may elect to purchase at the price and on the other terms set forth in the Offer Notice, the remaining Offered Units by delivering written notice of such election to the Transferring Member within twenty-five (25) days after delivery of the Offer Notice. Any Offered Units not elected to be purchased by the end of such 25-day period shall during the immediately following 5-day period be reoffered in writing by the Transferring Member to the Eligible Members who have elected to purchase their Proportional Share of the Offered Units and the Class B Member(s) (at such time the Class B Member shall also be considered an Eligible Member), such Eligible Members shall have the right and option within said 5-day period to elect to acquire such additional Offered Units pro rata in accordance with their respective Proportional Share (or in such other proportions as they unanimously may agree).

(d) Closing. If the Company and/or the Eligible Members have elected to purchase all of the Offered Units from the Transferring Member, such purchase shall be consummated at the offices of the Company within thirty (30) days after the date of the termination of the Eligible Members’ options to purchase as provided in Section 9.2(c). At such closing, the Company and/or the Eligible Members that have elected to purchase such Offered Units shall pay by check or wire transfer, against delivery of the Offered Units being purchased, the Transferring Member shall deliver the Offered Units so purchased (and any certificate representing such Offered Units), together with powers therefore, and the Company shall update the books and records of the Company to reflect such Transfer.

(e) No Election. If the Company and/or the Eligible Members do not elect, in the aggregate, to purchase all of the Offered Units from the Transferring Member, all elections to purchase such Offered Units shall be null and void, and the Transferring Member shall have the right, within ninety (90) days following the Authorization Date, to Transfer all, but not less than all, of the Offered Units to the potential transferee(s) specified in the Offer Notice at a price not less than the price per Unit specified in the Offer Notice and on other terms no more favorable to the potential transferee(s) than those specified in the Offer Notice, whereupon such transfer shall take and hold the Offered Units subject to this Agreement and to all of the obligations and restrictions of the Transferring Member from whom such Offered Units were acquired and shall observe and comply with this Agreement and all such obligations and restrictions; provided, however, that such transferee shall not become a substituted Member unless the requirements of this Agreement are met. Any such Transfer of the Offered Units must be effected within ninety (90) days after the date of the termination of the Eligible Members’ options to purchase as provided in Section 9.2(c). If no such Transfer is effected within such ninety (90) day period, or if the identity of the transferee(s) or the terms of transfer are change in any material ways from those set forth in the Offer Notice, then any subsequent proposed Transfer of all or any part of such Offered Units shall once again be subject to the provisions of this Section 9.2.

(f) The provisions of this Section 9.2 shall not apply to a Transfer made pursuant to a Tag Along Sale (Section 9.8), or a Drag Along Sale (Section 9.9).

9.3 Status of Third-Party Transferee. Notwithstanding any other provision of this Agreement, no third-party transferee of a Unit, including a transferee in connection with a Permitted Transfer, shall acquire the status of a substituted Member of the Company under this Agreement, the Delaware Act or other applicable law, unless (a) the requirements of Section 9.1 hereof are met, (b) the third-party transferee executes an instrument satisfactory to the Board accepting and adopting the terms and provisions of this Agreement in full, and (c) the third-party transferee pays all fees and expenses associated with the transfer and such substitution as the Board may deem reasonable and appropriate. Until such third-party transferee is duly admitted as a substitute Member in accordance with this Section 9.3, such person shall have solely the rights of an Economic Interest Owner.

9.4 [Intentionally omitted]

9.5 Time of Transfer. Except as may otherwise be agreed to by the parties to any Transfer under Section 9.8 or 9.9, any Transfer of a Unit permitted under this Article 9 shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the election of the Board, as of 12:01 A.M. the day following the date of the Transfer (the “Effective Transfer Date”).

9.6 Distributions and Allocations in Respect of Transferred Unit. If any Unit is Transferred during any accounting period in compliance with the provisions of this Article 9, Profits, Losses, each item thereof and all other items attributable to such Unit for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Article 8 hereof and Code Section 706(d), using the Effective Transfer Date as the date upon which the change in ownership of the Unit occurred, and using any conventions permitted by the Code or the Regulations and selected by the Board. All distributions on or before the Effective Transfer Date shall be made to the transferor and all distributions thereafter shall be made to the transferee. Neither the Company, the Board or any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.6, whether or not any of them has knowledge of any Transfer of ownership of any Unit.

9.7 Withdrawal; Death, Dissolution.

(a) No Withdrawal of Member. Other than as set forth in Section 9.7(c), no Member shall be entitled to withdraw or resign as a Member prior to the dissolution and winding up of the Company pursuant to Article 10 of this Agreement without the prior written consent of the Board, and which consent may be withheld in the sole discretion of the Board, except in connection with a transfer of all of such Member’s Units in the Company in compliance with the terms and conditions of this Agreement or as otherwise expressly set forth in this Agreement. Prior to termination and dissolution of the Company, the Company shall not be obligated to repurchase a Member’s Units, nor shall any Member be entitled to receive any other payment or distribution in connection with his, her or its withdrawal from the Company. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, such Member shall cease to be a Member. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Member will not be considered a Member for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Member’s Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

(b) Death, Dissolution, Adjudication of Incompetency. Following the death, dissolution or adjudication of incompetency of a Member, the successor-in-interest or legal representative of such Member shall not be substituted as a Member except upon compliance with the terms and conditions of Section 9.2.

9.8 Tag-Along Rights.

(a) Exercise of Tag-Along Rights. If one or more Members holding Class A Units and/or Class B Units (the “Seller”) proposes to Transfer Units representing more than 50% of the Units to any Person other than to the Seller’s Permitted Transferee (such Person, the “Buyer”; such Transfer, the “Tag-Along Sale”), then, not less than 45 days prior to any Tag-Along Sale, the Seller shall provide to each other Member holding Class A Units and/or Class B Units (each, a “Tag-Along Member”) a notice (a “Tag-Along Notice”) specifying in reasonable detail (i) the Units to be Transferred to the Buyer (the “Tag-Along Triggering Interest”), (ii) the purchase price (including an estimate, in the Seller’s reasonable judgment, of the fair market value of any non-cash consideration) and form of consideration (including any potential purchase price adjustments) to be paid by the Buyer (the “Tag-Along Purchase Price”), (iii) the closing date of the Tag-Along Sale, (iv) the identity and address of the Buyer (and, to the extent material, the direct and indirect beneficial owners of such Buyer), and (v) all other relevant information as to such proposed transaction as may be reasonably necessary for each Tag-Along Member to determine whether or not to participate in the Tag-Along Sale.

(b) Each Tag-Along Member shall have the right to participate in the Tag-Along Sale on the terms and conditions set forth in such Tag-Along Notice by providing written notice (the “Acceptance Notice”) to the Seller made prior to the 30th day after the day such Tag-Along Notice is delivered to such Tag-Along Member (the “Expiration Date”) up to such Tag-Along Member’s Maximum Pro Rata Portion, calculated as follows:

(i) First, the Equity Value of the Company shall be determined. The “Equity Value” of the Company shall be an amount equal to the aggregate amount that would have to be distributed pursuant to Section 8.2 to result in a distribution to the Seller, solely with respect to the Tag-Along Triggering Interest (and not with respect to any other Units of Seller that do not comprise the Tag-Along Triggering Interest), equal to the Tag-Along Purchase Price.

(ii) Second, the Sale Portion shall be determined. “Sale Portion” shall be an amount equal to (A) the Tag-Along Purchase Price divided by (B) the amount that would have been distributed to the Seller (with respect to all of the Seller’s Units) if an amount equal to the Equity Value of the Company was distributed pursuant to Section 8.2.

(iii) Third, the Maximum Pro Rata Portion for such Tag-Along Member shall be determined. “Maximum Pro Rata Portion” for such Tag-Along Member shall be a portion of such Tag-Along Member’s Units equal to (A) the Sale Portion of such Tag-Along Member’s Class A Units and (B) the Sale Portion of such Tag-Along Member’s Class B Units.

(c) To the extent any Tag-Along Member delivers an Acceptance Notice to the Seller on or before the Expiration Date, the Seller shall cause the Buyer to purchase from such Tag-Along Member a portion of such Tag-Along Member’s Units equal to the lesser of (i) such Tag-Along Member’s Maximum Pro Rata Portion and (ii) the number of Units set forth in such Tag-Along Member’s Acceptance Notice (such lesser amount, the “Tag-Along Interest”). Such purchase from such Tag-Along Member shall be at a purchase price equal to the portion of the Equity Value that would have been distributed to such Tag-Along Member, solely with respect to its Tag-Along Interest, had the entire Equity Value been distributed pursuant to Section 8.2. At the time of consummation of the Tag-Along Sale, the Seller shall cause the Buyer to pay directly to each such Tag-Along Member that portion of the sale proceeds to which such Tag-Along Member is entitled by reason of its participation in the Tag-Along Sale.

(d) Any Tag-Along Member which has exercised its right to participate in the Tag-Along Sale shall deliver to the Buyer (or to the Seller for delivery to the Buyer) one or more instruments or certificates, properly endorsed for Transfer, free and clear of all liens whatsoever, representing the Tag-Along Interests to be Transferred in the Tag-Along Sale. The Transfer by each Seller shall be on the same date and on terms and conditions as set forth in the Tag-Along Notice and at least as favorable to such Tag-Along Member as the terms and conditions of the Seller. The Seller shall take all actions which the Seller deems reasonably necessary or desirable to consummate such transaction, including (i) entering into agreements with third parties which may include representations, indemnities, holdbacks and escrows; provided, that such agreements are on terms substantially identical or more favorable to such Tag-Along Member than those agreed to by the Seller; provided, further, that no Tag-Along Member shall be liable in respect of any indemnification obligation pursuant to any Tag-Along Sale in excess of the total consideration (net of broker fees and other selling expenses) paid to such Tag-Along Member in such Tag-Along Sale; and (ii) obtaining all consents and approvals reasonably necessary or desirable to consummate such transaction. Each of the Tag-Along Members and the Seller shall pay its pro rata share (based upon the portion of the proceeds from the Tag-Along Sale to which each is entitled) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Tag-Along Sale.

(e) If the Seller does not receive any Acceptance Notices from the Tag-Along Members prior to the Expiration Date, the Seller shall have 90 days after the Expiration Date to consummate the proposed transaction identified in the Tag-Along Notice at the price and on terms that are not more favorable to the Seller than those set forth in the Tag-Along Notice. If, at the end of such 90-day period, the Seller has not consummated the proposed transaction, the Seller shall again be obligated to comply with the provisions of this Section 9.8 with respect to the proposed Transfer.

9.9 Drag-Along Rights.

(a) Drag-Along Notice. At any time after November 9, 2023, if Members holding a Majority of the Class A Units (the “Dragging Member”) intend to Transfer Units to one or more Persons who are not Affiliates or Members representing 100% of all Units owned as of the date, the Dragging Member shall notify all of the other Members (and all other transferees or other holders of Units that are not Members, together with the Members, the “Subject Parties”) in writing (the “Drag-Along Notice”) of such intended Transfer (the “Drag-Along Sale”), and the exercise of its rights hereunder no more than ten (10) days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-Along Sale, and in any event no later than fifteen (15) days prior to the proposed date for the consummation of such Drag-Along Sale, which notice will contain a summary of all of the material terms, including, without limitation, the name and address of the prospective transferee(s), the purchase price and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), a copy of any form of agreement proposed to be executed in connection therewith, and the planned date on or about which such Transfer is to be consummated. The Drag-Along Notice also shall contain a demand from the Dragging Member that each of the Subject Parties shall sell, pursuant to the same terms and conditions as are or will be applicable to the Dragging Member, 100% of such Subject Party’s Units. Any escrow or holdbacks required in connection with any such transaction shall be funded by the Dragging Member and the Subject Parties on a pro rata basis based upon their respective ownership percentages and upon the same terms and conditions.

(b) Sale of Units. On the date of the closing of the Transfer described in the Drag-Along Notice, the Dragging Member shall cause to be purchased the Subject Parties’ Units, along with the Units of the Dragging Member as provided for in Section 9.9(a) hereof. On the same date, the Subject Parties shall deliver such executed certificates, if applicable, or other documentation to the Dragging Member at such place as shall reasonably designate, in each case consistent with the certificates and documentation being delivered by the Dragging Member, and shall cause the purchase price to be paid to the Subject Parties in the amounts and proportions that such purchase price would have been delivered to the Members pursuant to Section 10.3.

(c) Closing of Sale. Any Transfer by a Subject Party pursuant to this Section 9.9 will be on the same terms and conditions, and for the same form of consideration (and portion of the purchase price equal to the amount such Unit Holder would receive for each such Unit pursuant to Section 10.3 upon a hypothetical liquidation of the Company as of the closing date on which the proposed sale of Units occurs, assuming that the Liquidation Proceeds to be paid out in such hypothetical liquidation is the aggregate value of the proposed purchase price of all Units to be sold), as the Transfer by the Dragging Member which is the subject matter of the Drag-Along Notice. The closing of all Transfers by the Subject Parties pursuant to this Section 9.9 will occur simultaneous with the closing of the Transfer of the Dragging Member’s Units.

(d) The Dragging Member shall have 180 days following the date of the Drag-Along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-Along Notice. If at the end of such period the Dragging Member has not completed the Drag-along Sale, the Dragging Member may not then exercise its rights under this Section 9.9 without again fully complying with the provisions of this Section 9.9.

9.10 Additional Provisions for Tag-Along and Drag-Along Sales. The following provisions shall apply in the event of a Tag-Along Sale or a Drag-Along Sale:

(a) General Provisions. Subject to the limitations of Section 9.10, in the event of a Tag-Along Sale, all of the participating Tag-Along Members and, in the event of a Drag-Along Sale, all of the Subject Parties, shall (i) take such actions as may be reasonably requested by the Seller or Dragging Member in connection with consummating the Tag-Along Sale or the Drag-Along Sale, as the case may be, (ii) vote in favor of, consent to and raise no objections against the Tag-Along Sale or the Drag-Along Sale, as the case may be, or the process pursuant to which the Tag-Along Sale or the Drag-Along Sale, as the case may be, was arranged, (iii) waive any dissenter’s, appraisal and other similar rights, (iv) if the Tag-Along Sale or the Drag-Along Sale, as the case may be, is structured as a merger or a sale of Units, agree to sell such Member’s Units at the price and on the terms and conditions of the Tag-Along Sale or the Drag-Along Sale, as the case may be, (v) execute and deliver such documents as may be reasonably requested by the Seller or the Dragging Member in connection with any Tag-Along Sale or the Drag-Along Sale, as the case may be, including, without limitation, written consents of Members, proxies, letters of transmittal, purchase agreements and Unit Transfer powers, in each case consistent with the certificates and documentation being delivered by the Seller or the Dragging Member, as the case may be, provided that each of the participating Tag-Along Members or the Subject Parties, as applicable, shall be required to make several (and not joint and several) representations and warranties only as to ownership, authorization, no liens and encumbrances and non-contravention (vi) indemnify the transferee(s) upon the same terms as are applicable to the Seller or the Dragging Member, as the case may be, but only so long as all indemnification obligations made to any party (including any seller representative, if any) are several, not joint and several, in proportion to the consideration paid to each and the maximum indemnification obligation of any Tag-Along Member or other Subject Party shall not exceed the amount of the cash proceeds actually received by such Person in such Tag-Along Sale or Drag-Along Sale, and (vii) at the closing of such Tag-Along Sale or the Drag-Along Sale, as the case may be, the participating Tag-Along Members or other Subject Parties shall deliver certificates for all Units to be sold, exchanged or otherwise Transferred by such Persons, duly endorsed for Transfer or termination, to the purchaser against delivery of the appropriate purchase price. Notwithstanding anything to the contrary contained in this Section 9.10, if the Seller or the Dragging Member agrees to escrow any amount of proceeds resulting from a Tag-Along Sale or the Drag-Along Sale, as the case may be, or to accept indebtedness or other securities, then each Tag-Along Member or Subject Party shall be required to escrow a pro rata amount of its proceeds from such Tag-Along Sale or the Drag-Along Sale, as the case may be, or accept such indebtedness or other securities on the same terms as are applicable to the Seller or the Dragging Member. If the Seller or the Dragging Member is given an option as to the form and amount of consideration to be received, then, in the event of a Tag-Along Sale, all of the participating Tag-Along Members and, in the event of a Drag-Along Sale, all of the Subject Parties, shall be given the same option. Further, and notwithstanding anything to the contrary contained in this Section 9.10 no Class B Member shall be obligated to provide non-competition covenants in any Tag-Along Sale or Drag-Along Sale.

(b) Costs of Tag-Along Sale or Drag-Along Sale. In connection with any Tag-Along Sale or Drag-Along Sale, the Seller or the Dragging Member, as the case may be, may, or may cause the Company or the Subsidiaries, to hire legal counsel and other professional advisors as it deems necessary or desirable to effectuate the contemplated transaction on behalf of the Seller or the Dragging Member, as the case may be, and all participating Tag-Along Members or Subject Parties. The Seller or the Dragging Member, as the case may be, and all Tag-Along Members or other Subject Parties participating in such Tag-Along Sale or Drag-Along Sale, as the case may be, shall bear their pro rata share (based upon the consideration received) of the reasonable costs of such Tag-Along Sale or Drag-Along Sale to the extent such costs are not otherwise paid by the Company or the acquiring Person; provided, however, in the event of a Drag-Along Sale, no Subject Party shall be liable for such cost in excess of the proceeds received by such Subject Party; provided further, however, in the event of a Drag-Along Sale, no Subject Party shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag-Along Sale. Costs incurred by any Tag-Along Member or Subject Party on his, her or its own behalf (other than the costs of the professional advisors hired by the Seller or the Dragging Member, as the case may be, for the benefit of such Seller or the Dragging Member and all other participating Members and Subject Parties) will not be considered costs of a Tag-Along Sale or Drag-Along Sale and shall be paid solely by such Tag-Along Member or Subject Party, as applicable. In connection with a Drag-Along Sale, the Subject Parties may retain, and the Company will pay the reasonable fees and expenses of, a single legal counsel (and such local counsel as may be appropriate) to represent the Subject Parties in connection with any proposed Drag-Along Sale (whether or not consummated).

(c) Miscellaneous. In connection with any Tag-Along Sale or Drag-Along Sale, all Tag-Along Members or Subject Parties shall enter into such agreements as are reasonably required by the purchaser of the Seller’s or the Dragging Member’s Units, as the case may be, provided that the terms of such agreements are materially the same as are required of and entered into by the Seller or the Dragging Member, as the case may be, in connection with the same transaction. Notwithstanding anything to the contrary in this Agreement, the Tag-Along Members and the Drag-Along Members (including Members holding Class B Units) shall not be required to become subject to any non-competition covenants in connection with the Drag-Along Sale or Tag-Along Sale, as the case may be.

(d) Attorneys-in-Fact. With respect to a Drag-Along Sale only, in the event that any Subject Party shall fail at any time to vote or act by written consent with respect to any Units or otherwise fails to take all actions to effectuate the Drag-Along Sale, as agreed by such Subject Party in this Agreement, such Subject Party hereby grants to and appoints the Dragging Member or such other parties as the Board may from to time appoint (the “Attorneys-in-Fact”), as such Subject Party’s proxy and attorney-in-fact, for and in the name, place and stead of such Member, to vote or act by written consent or effectuate any actions with respect to such Units and to grant a consent, proxy or approval in respect of such Units, in each case in such manner and to the extent as is necessary or desirable to vote such Units or otherwise effectuate the Drag-Along Sale as agreed to by such Subject Party.

ARTICLE 10

Dissolution, Winding Up and Liquidation

10.1 Causes of Dissolution. The Company shall not be dissolved by the admission of additional Members or Substituted Members. Except as otherwise set forth in this Article 10, the Company is intended to have a perpetual existence. An Event of Withdrawal shall not cause dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement. The Company shall be dissolved, its assets disposed of, and its affairs shall be wound up upon the first to occur of the following: (i) the agreement of a Majority-in-Interest of the holders of Class A Units and a Majority-in-Interest of the holders of Class B Units, voting as separate classes; (ii) the entry of a decree of judicial dissolution of the Company under the Act; or (iii) any other event which causes a dissolution of the Company because the Act mandates dissolution upon the occurrence of such other event, notwithstanding any agreement among the Members to the contrary.

10.2 Winding Up and Liquidation. Upon the dissolution of the Company, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors. The Manager or, if there is no Manager, one or more Persons appointed by a Majority-in-Interest of the Voting Units who agree to undertake the obligations of this Article 10 (collectively, the “Liquidating Person”) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided in this Article 10. The costs of liquidation shall be borne as a Company expense. Until final distribution, the Liquidating Person shall continue to operate the Company’s properties with all of the power and authority of the Board. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of its liabilities to creditors so as to minimize any losses attendant upon a liquidation.

10.3 Liquidation Procedure. The steps to be accomplished by the Liquidating Person are as follows:

(a) Discharge of Debts, Liabilities and Obligations. The Liquidating Person shall first pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company, including debts or liabilities to Members who are creditors of the Company, and all expenses of the Company incurred in liquidation, or shall otherwise make adequate provision for payment and discharge of the Company’s debts, liabilities and obligations in accordance with applicable law (including the establishment of reserves for contingent liabilities in such amount and for such term as the Liquidating Person may reasonably determine).

(b) Distribution of Liquidation Proceeds. The Liquidating Person shall distribute all of the Company’s assets, if any, remaining after complying with Section 10.3(a) (collectively, the “Liquidation Proceeds”) to the Members in accordance with the order and priorities set forth in Section 8.2(b).

(c) Adjustment to Capital Accounts. It is intended that the distributions set forth in Section 10.3(b) comply with the intention of Regulations § 1.704-1(b)(2)(ii)(b)(2) that liquidating distributions be made in accordance with positive Capital Accounts. However, if the balances in the Capital Accounts do not result in such requirement being satisfied, no change in the amounts of distributions pursuant to Section 10.3(b) shall be made, but rather, Profits (and items thereof) and Losses (and items thereof) will be allocated among the Members in accordance with Section 8.1(c) so as to cause the balances in the Capital Accounts to be in the amounts necessary so that, to the extent possible, such result is achieved.

(d) Profits Interest Distribution Limitation. Notwithstanding any other provision of this Agreement to the contrary, no distribution will be made to any Class C Member in respect of any Class C Unit pursuant to Section 8.2(b) or Section 10.3(b) unless and until the Threshold Amount applicable to such Class C Unit has been distributed in respect of all other Units which existed immediately prior to the issuance of such Class C Unit, so that the amount distributable in respect of such Class C Unit shall not exceed the maximum amount, if any, which may be distributed thereon without causing such Class C Unit to fail to qualify as a “profits interest” for U.S. federal income tax purposes. Any amounts prohibited from distribution to a Member pursuant to this Section 10.3(d) shall instead be distributed to the Class A Members, Class B Members and Class C Members for which the Threshold Amount applicable to the Class C Units held by them has been satisfied in full in accordance with their relative interests as described in Section 8.2(b) or Section 10.3(b).

10.4 Final Accounting. As promptly as possible after liquidation, the Liquidating Person shall cause to be prepared and furnished to the Members a proper accounting of the assets and liabilities of the Company as at the date of dissolution and as at the date of the completed liquidation.

10.5 Distributions In Kind. If any non-cash property is to be distributed in-kind, the Liquidating Person shall ascertain the Fair Market Value of such property, and the Capital Accounts of the Members shall be charged or credited, as the case may be, as if such property had been sold at such Fair Market Value and the net gain or net loss realized thereby had been allocated to and among the Members in accordance with Article 8.

10.6 Return of Contributions. The Members shall look solely to the assets of the Company for the return of their Capital Contributions. If the assets of the Company remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return to the Members their Capital Contributions, they shall have no recourse against any other Member, the Board, the Manager, any officer, or the Liquidating Person for that purpose.

10.7 No Deficit Restoration by Members. No Member shall be required to contribute capital to the Company to restore a deficit balance in such Member’s Capital Account upon liquidation or otherwise.

10.8 Cancellation of Certificate. On completion of the distribution of the Company’s assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 10.8.

ARTICLE 11

Representations and Warranties of Members

11.1 Investment Matters. Each Member hereby warrants and represents to the Company and to each other Member that (i) such Member is acquiring his, her or its Units solely for investment and not with a view to the distribution or resale thereof or to divide his or its participation with others, (ii) such Member is acquiring his, her or its Units with his, her or its own funds and for his, her or its own account and not on behalf of any other Person, (iii) neither such Member nor any other Person acting on his, her or its behalf has paid any commission or other compensation to any Person in connection with such Member’s acquisition of his, her or its Units, and (iv) such Member acknowledges that none of the Units has been registered or qualified under the Securities Act or any applicable state securities laws, and, in addition to the other restrictions on Transfer contained in this Agreement, the Units may not be sold, transferred or otherwise disposed of in whole or in part unless a registration statement under the Securities Act with respect to such Units and qualification in accordance with all applicable state securities laws has become effective, or unless such Member establishes to the satisfaction of the Company that an exemption from such registration and qualification is available.

11.2 Authorization; No Conflicts; Due Execution and Delivery. Each Person now or hereafter becoming a party to this Agreement hereby represents and warrants to the Company and each other party hereto that such Person is duly authorized to execute, deliver and perform this Agreement, and such execution, delivery and performance will not breach, conflict with, give rise to a default under, or violate any law, rule, regulation or order applicable to such Person or by which such Person is bound, nor any material contract or agreement to which such Person is a party or by which such Person is bound. Each Person executing or delivering this Agreement in a representative capacity on behalf of another Person represents and warrants to the Company and each party hereto that such representative is duly authorized to do so.

ARTICLE 12

Miscellaneous Provisions

12.1 Notices. Any notice or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been given and received for all purposes when delivered personally or by electronic mail or facsimile to the party to whom the same is directed or when mailed or sent by overnight delivery service, charges prepaid, addressed (either physical or electronic mail) to the party to whom the same is directed at the address set forth in this Agreement, or such other address as to which the Company has received written notice from time to time.

12.2 Books of Accounts and Records; Accounting. Proper and complete records and books of account of the Company’s business shall be kept or shall be caused to be kept by the Board, in which shall be entered fully and accurately all transactions and other matters relating to the Company’s business in the detail and completeness customary and usual for businesses of the type engaged in by the Company, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to applicable laws, financial statements, accounting records, tax returns, a current register of address of the Members and the Board, a copy of this Agreement and all amendments thereto, a copy of the Certificate of Formation and all amendments thereto, minutes of meetings of the Members and minutes of meetings of the Board. The books and records shall at all times be maintained at the principal executive offices of the Company or at such other place, within or without the State of Delaware, as the Board shall reasonably from time to time determine. All books and records of the Company required to be maintained under this Section 12.2 and any other information described in Section 18-305(a) of the Act shall be made available upon reasonable demand by any Member for any purpose reasonably related to such Member’s Units, during ordinary business hours, for inspection and copying at the expense of such Member. The Company’s books shall be kept on the basis of the accounting method of the Company for federal income tax purposes, as selected by the Board. The fiscal year of the Company shall be the calendar year.

12.3 Financial Reports.

(a) The Company shall cause (i) a quarterly report to be sent to each of the Members within a commercially reasonable period after the end of each month, but not later than fifty (50) days after the end of the related quarter, and (ii) annual audited financial statements to be sent to each of the Members not later than one hundred five (105) days after the close of the fiscal year.

(b) The Company will furnish or will cause to be furnished to each Member (i) within ninety (90) days after the end of each fiscal year (the “Schedule K-1 Deadline”), an Internal Revenue Service Schedule K-1 with respect to such Member containing, among other things, a statement of changes in such Member’s equity and Capital Account balance for such fiscal year, and (ii) within 15 days after receipt thereof, any notice of audit from the Internal Revenue Service. In the event that such Schedule K-1s cannot be provided by the Schedule K-1 Deadline, the Company will instead deliver to each Member an estimate of the annual tax information for the applicable taxable year, including an estimated Internal Revenue Service Schedule K-1.

12.4 Bank Accounts. The Manager shall maintain the funds of the Company and its Subsidiaries in one or more separate bank accounts in the name of the Company or its Subsidiaries, as applicable, and shall not permit the funds of the Company or a Subsidiary to be commingled in any fashion with the funds of any other Person.

12.5 Governing Law; Company Counsel. The Company, this Agreement and the rights of the Members hereunder shall be governed by the laws of the State of Delaware without regard to its rules concerning conflicts of laws. Each Member acknowledges and agrees that LLP is acting as counsel solely to the Company in connection with the organization of the Company and the preparation of this Agreement and as such does not represent or owe any duty to any Member or to the Members as a group in connection with such engagement.

12.6 Waiver of Action for Partition. Each Member irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Company.

12.7 Amendments. Except as provided in Section 4.1 and Section 4.3(b) and except for any amendment to reflect the issuance of New Securities (which may be effected by approval of the Board), this Agreement may be amended only by a Majority-in-Interest of the Class A Units and Class B Units voting separately in writing which specifically references this Agreement; provided, however, that no amendment shall (i) increase the liability of a Member to make any Capital Contribution, (ii) create or increase any liability on a Member’s part for any debt or obligation of the Company, (iii) otherwise adversely affect a Member (in his, her or its capacity as such Member) (iv) eliminate any right that a Member or class of Units is entitled to pursuant to this Agreement, or (v) change the restrictions contained in this Section 12.7, in each case unless all Members adversely affected thereby have expressly consented in writing to such amendment.

12.8 Construction. Whenever the singular is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Sections and Exhibits shall mean and refer to Sections and Exhibits of this Agreement; (b) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations; (c) references to “hereof,” “herein,” “hereby” and similar terms shall refer to this entire Agreement (including the Exhibits hereto); (d) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person; (e) the term “including” shall mean “including, without limitation”; and (f) every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not for or against any Member. This Agreement is among financially sophisticated and knowledgeable parties and is entered into by the parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party who prepared, or cause the preparation of, this Agreement or the relative bargaining power of the parties. Wherever in this Agreement the Board or a Director, Member or other Person is empowered to take or make a decision, direction, consent, vote, determination, election, action or approval, the Board or such Director, Member or Person, as applicable, is entitled to consider, favor and further such interests and factors as it desires, including its own interests, and has no duty or obligation to consider, favor or further any other interest of the Company, any subsidiary of the Company or any other Director, Member or Person. Wherever in this Agreement the Board, a Director or Member is permitted or required to make a decision or determination or take an action in its “discretion” or its “judgment,” that means that such Member may take that decision in its “sole discretion” or “sole judgment” without regard to the interests of any other Person.

12.9 Entire Agreement. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements, whether written or oral, with respect to such subject matter.

12.10 Severability. If any provision of this Agreement or its application to any person or circumstance shall, for any reason and to any extent, be invalid, illegal or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforceable to the fullest extent permitted by law.

12.11 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and permitted assigns.

12.12 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

12.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

12.14 Federal Income Tax Elections. In the event of a Transfer of all or any portion of the Units of any Member, the Company may elect (by action of the Board) pursuant to Section 754 of the Code to adjust the basis of assets of the Company upon written request of the transferee.

12.15 Remedies; Injunctive Relief. The Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights at law or at equity existing in their favor. Each Member acknowledges that it will be impossible to measure in money the damage to the Company and to the other Members if there is a failure to comply with this Agreement. It is therefore agreed that the Company or any other Member, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief and to specific performance to enforce this Agreement and that if any action or proceeding is brought in equity to enforce it, no party will urge, as a defense, that there is an adequate remedy at law. Each Member hereby waives the requirement that the party seeking an injunction post a bond. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

12.16 Further Actions. Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

12.17 Consent to Jurisdiction; Service of Process. The Company, and each Manager, officer and Member irrevocably (a) consents to the jurisdiction of the state and Federal courts located in the County of Wilmington, State of Delaware, (b) agrees that any action, suit or proceeding by or among the Company, Directors (or any of them), Manager, officers or Members (or any of them) shall be brought exclusively in such courts in the State of Delaware, (c) waives any objection which he, she or it may now or hereafter have to the choice of forum whether on personal jurisdiction, venue, forum non conveniens or on any other ground, (d) consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to such Person’s last known address as shown in the records of the Company with the same effect as if such Person was a resident of the State of Delaware and had been lawfully served in such state, and (e) agrees that final judgment against he, she or it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of Delaware by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of such judgment. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law.

12.18 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.

12.19 No Third Party Beneficiary. The Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other Person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of the Agreement as a third party beneficiary or otherwise.

12.20 Certificated Units. In the event that Certificated Units are issued, such Certificated Units will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH IN THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

12.21 Waiver of Jury Trial. EACH MEMBER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

12.22 Confidentiality. Each Member recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries (including their predecessors), including confidential information of the Company and its Subsidiaries (and their predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries (the “Confidential Information”). Except as otherwise consented to by the Board in writing, each Member (on behalf of itself and, to the extent that such Member would be responsible for the acts of the following Persons under principles of agency law, its managers, directors, officers, shareholders, partners, employees, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (i) to authorized managers, directors, officers, representatives, agents and employees of the Company or its Subsidiaries and as otherwise may be proper in the course of performing such Member’s obligations, or enforcing such Member’s rights, under this Agreement and the agreements expressly contemplated hereby; (ii) in connection with such Member’s or such Member’s Affiliates’ normal fund raising, marketing, informational or reporting activities or to such Member’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents; (iii) to any bona fide prospective purchaser of the equity or assets of such Member or its Affiliates or the Units held by such Member, or prospective merger partner of such Member or its Affiliates, provided if not prohibited, that such purchaser or merger partner agrees to be bound by the provisions of this Section 12.22 or other confidentiality agreement approved by the Board; or (iv) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that the Member required to make such disclosure pursuant to clause (iv) above shall, if permitted by applicable law or legal order, provide the Company prompt notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment. For purposes of this Section 12.22, the term “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or its Subsidiaries, or any of their respective representatives, employees, agents or other service providers, and in each case who is not known by such Person to be bound by a confidentiality obligation, or (y) is disclosed in a prospectus or other documents for dissemination to the public. Nothing in this Section 12.22 shall in any way limit or otherwise modify any confidentiality covenants entered into by any Member or any of its Affiliates pursuant to any other agreement entered into with the Company or any of its Subsidiaries. In the event any Member ceases to be a Member such former Member shall be subject to the terms of this Section 12.22 until the second anniversary of such cessation.

12.23 Expenses. Each party agrees to bear its own legal expenses incurred in connection with the preparation of this Agreement and any other related agreements except that the Company shall pay the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP up to an aggregate of $XX,000. In the event of any litigation or similar proceeding with respect to the rights of any Member, Director or the Company hereunder, the nonprevailing party to such litigation or similar proceeding shall reimburse the prevailing party for the reasonable costs and expenses (including reasonable attorneys’ and expert witness fees) thereof incurred in connection with such litigation or similar proceeding.

[signature pages follow]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF
EARTH PROPERTY HOLDINGS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Amended and Restated Limited Liability Company Agreement of Earth Property Holdings LLC, dated as of January16, 2019, to be duly executed as of the date first above written.

Q2EARTH, INC.

By:
Name:	Kevin Bolin
Title:	Chairman & CEO

Address for Notices:

Attn:

Phone:
e-mail:

[Signature Page to A&R Earth Property LLC Agreement]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF
EARTH PROPERTY HOLDINGS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Amended and Restated Limited Liability Company Agreement of Earth Property Holdings LLC, dated as of January __, 2019, to be duly executed as of the date first above written.

Foxcroft Lands, LLC

By:
Name:	C.Thomas Paschall
Title:	President

Address for Notices:

Phone:
Fax:
e-mail:

With a copy to

[Signature Page to A&R Earth Property LLC Agreement]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF
EARTH PROPERTY HOLDINGS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Amended and Restated Limited Liability Company Agreement of Earth Property Holdings LLC, dated as of January __, 2019, to be duly executed as of the date first above written.

By:
Name:
Title:

Address for Notices:

Phone:
Fax:
e-mail:

[Signature Page to A&R Earth Property LLC Agreement]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF
EARTH PROPERTY HOLDINGS LLC

IN WITNESS WHEREOF, the undersigned Member has caused this counterpart signature page to the Amended and Restated Limited Liability Company Agreement of Earth Property Holdings LLC, dated as of January __, 2019, to be duly executed as of the date first above written.

By:
Name:
Title:

Address for Notices:

Phone:
Fax:
e-mail:

[Signature Page to A&R Earth Property LLC Agreement]

SCHEDULE 1

MEMBERS’ NAMES, CAPITAL CONTRIBUTIONS AND UNITS

Name and Address	Capital Contributions (Date)	Units
Foxcroft Lands, LLC	$4,400,000 (11/9/18)	500,000 (Class A)
Foxcroft Lands, LLC	$1,300,000 (1/15/19)	147,727 (Class A)

Source Capital Credit Opportunities Fund III, LP	$150,000 (1/18/19)	17,045.5 (Class A)
Source Capital Mezzanine Fund II, LP	$150,000 (1/18/19)	17,045.5 (Class A)

RAM Holdings LLC	$300,000 (1/15/19)	34,091 (Class A)

Q2Earth, Inc.	$50,000 (11/9/18)	124,999 (Class B)
Q2Earth, Inc.	$21,588 (1/18/19)	53,970 (Class B)

Class A Units Reserved for future issuances:

Source Capital Credit Opportunities Fund III, LP: May purchase an additional 31,250 Class A Units prior to 7/18/19 at $8.80/Unit.

Source Capital Mezzanine Fund II, LP: May purchase an additional 31,250 Class A Units prior to 7/18/19 at $8.80/Unit.

Source Capital Credit Opportunities Fund III, LP: Warrant to purchase up to 7,305 Class A Units prior to 3/31/25 at $0.01 per Unit, per the terms of its Class A Membership Unit Purchase Warrant dated 1/18/19.

Source Capital Mezzanine Fund II, LP: Warrant to purchase up to 7,305 Class A Units prior to 3/31/25 at $0.01 per Unit, per the terms of its Class A Membership Unit Purchase Warrant dated 1/18/19.

Schedule 1 – Member Table

EXHIBIT A

Definitions

Certain capitalized words and phrases used in this Agreement shall have the following meanings:

“Acceptance Notice” is defined in Section 9.8(b) hereof.

“Act” means the Delaware Limited Liability Company Act, Delaware Code Title 6, Chapter 18 (Sections 18-101, et seq.), as amended from time to time (or any corresponding provisions of succeeding law).

“Adjusted Capital Account Balance” means the balance in the Capital Account of a Member after giving effect to the following: (i) a credit to such Capital Account for any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of §§ 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations and (ii) a debit to such Capital Account for the items described in §§ 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Regulations.

“Affiliate” of a Person means (1) any corporation, partnership, trust or other entity controlling, controlled by or under common control with such Person; (2) any executive officer, director, trustee or general partner of any Person described in (1) above; (3) any spouse, lineal ancestor, lineal descendant or member of the household of such Person; or (4) any Affiliated Fund with respect to such Person. For the purposes of this definition, the term “control” shall mean (i) the control or ownership of fifty percent (50%) or more of the voting securities in the Person referred to, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person referred to, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Fund” means, with respect to a Person that is a limited liability company, a limited liability partnership, limited partnership or other investment vehicle (in each case, or a direct or indirect subsidiary thereof), any other limited liability company, a limited liability partnership, limited partnership or other investment vehicle managed by the same manager or managing member or general partner or management company or by a Person controlling, controlled by, or under common control with such manager or managing member or general partner or management company.

“Agreement” is defined in the preamble hereto.

“Board” is defined in Section 5.1(a) hereof.

Exhibit A - 1

“Book Value” means, with respect to any Company asset, the Company’s adjusted basis in such asset for federal income tax purposes; provided that the initial Book Value of any contributed property shall be equal to the Fair Market Value (as determined by the Board) of such contributed property as of the date of contribution to the Company; and provided, further, that the Book Value of all of the Company’s assets shall be adjusted to equal their respective Fair Market Values (as determined by the Board) as of each of the following times, and any such increase or decrease in Book Value of an asset shall be allocated as Profits or Losses to the Capital Accounts of the Members under Section 8.1 (determined immediately prior to such event):

(i) The acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company.

(ii) Subject to the provisions of Section 4.3(d)(i), the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company.

(iii) The distribution by the Company to a Member of more than a de minimis amount of Company assets, including money, if as a result of such distribution such Member’s interest in the Company is reduced.

(iv) The liquidation of the Company within the meaning of Regulations § 1.704-1(b)(2)(ii)(g).

The Book Value of Company assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code have been taken into account for purposes of determining Capital Accounts in accordance with Regulations § 1.704-1(b)(2)(iv)(m), unless such adjustments have already been taken into account pursuant to the preceding provisions of this definition.

“Business Day” means any day that is not a Saturday, a Sunday or holiday observed by the United States Federal Reserve Board of Governors.

“Buyer” is defined in Section 9.8(a) hereof.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member pursuant to the provisions of Section 4.4, which shall be determined and adjusted as follows:

(i) To each Member’s Capital Account, there shall be credited the following: (a) such Member’s Capital Contributions (in the case of in kind contributions, net of any liabilities that the Company is considered to assume or take subject to); (b) such Member’s allocations of Profits; and (c) any items in the nature of income or gain which are specially allocated to such Member pursuant to Section 8.1(d) hereof.

(ii) To each Member’s Capital Account there shall be debited the following: (a) the amount of cash or the fair market value of other property distributed to such Member pursuant to any provision of this Agreement (in the case of in kind distributions, net of any liabilities that the Member is considered to assume or take subject to); (b) such Member’s allocations of Losses; and (c) any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Section 8.1(d) hereof.

Exhibit A - 2

“Capital Contribution” means the amount in cash or agreed-upon value of property contributed by each Member (or its predecessors in interest) to the capital of the Company with respect to such Member’s Unit or Units, as set forth on Schedule 1 attached hereto.

“Certificate of Formation” means the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on February 26, 2018, as the same may be amended from time to time in accordance with the Act.

“Class A Directors” is defined in Section 5.1(c) hereof.

“Class A Interests” means a Class A Member’s relative share of all the Class A Units.

“Class A Member” means any holder of Class A Units.

“Class A Unit” means a unit of a class of ownership interest of the Company and shall represent an undivided interest in the holder’s Capital Account balance.

“Class A Unreturned Capital Contributions” means for any Class A Member, the amount of such Class A Member’s Capital Contributions, less any Capital Contributions distributed to such Class A Member pursuant to Section 8.2(b)(2).

“Class B Directors” is defined in Section 5.1(c) hereof.

“Class B Member” means any holder of Class B Units.

“Class B Unit” means a unit of a class of ownership interest of the Company and shall represent an undivided interest in the holder’s Capital Account balance.

“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of succeeding federal revenue laws.

“Company” means Earth Property Holdings, LLC, a Delaware limited liability company.

“Company Minimum Gain” is defined in Section B1 of Exhibit B hereof.

“Covered Person” means (a) each Director, (b) each Member and its Affiliates, (c) the Partnership Representative, (d) any Designated Individual and (e) the former and current officers, agents and employees of the Company, the Members, the Partnership Representative, any Designated Individual and each such Affiliate.

“Depreciation” means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such taxable year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such taxable year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such taxable year or period is zero, Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the Board.

Exhibit A - 3

“Designated Individual” means the designated individual appointed by the Company pursuant to Regulation § 301.6223-1 (and any similar provision of state, local or foreign law).

“Director” is defined in Section 5.1(a) hereof.

“Drag-Along Notice” is defined in Section 9.9(a) hereof.

“Drag-Along Sale” is defined in Section 9.9(a) hereof.

“Dragging Member” is defined in Section 9.9(a) hereof.

“Economic Interest” means Units which represent solely an interest in the Company’s Profits, Losses, allocations of other items of income, gain, loss, deduction and credit, and distributions and which do not confer the rights of a Member under this Agreement or as a “member” under the Act.

“Economic Interest Owner” means a Person who holds an Economic Interest. “Economic Interest Owners” means all such Persons.

“Effective Transfer Date” is defined in Section 9.5 hereof.

“Equity Securities” means, with respect to a Person, (i) units, membership interests, capital stock or other equity interests in such Person, (ii) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into units, membership interests, capital stock or other equity interests in such Person, and (iii) warrants, options or other rights to purchase or otherwise acquire units, membership interests, capital stock or other equity interests in such Person.

“Equity Value” is defined in Section 9.8(b)(i) hereof.

“Exempt Issuance” is defined in Section 4.5(f) hereof.

“Excess Cash Flow” means the amount of all cash and the Fair Market Value (as determined by the Board) of all property received as revenue by the Company from Company operations or investments, or from the sale, exchange or other disposition of all or any part of the property of the Company or from the refinancing with respect to any indebtedness or assets of the Company, less all expenses of every kind (before deduction for cost recovery or other non-cash expenses) of the Company for any period (including distributions pursuant to Section 8.2(c)) and the retention and establishment of reserves of, or payment to third parties of, such funds as the Board deems necessary with respect to the reasonable business needs of the Company, which shall include the payment, or the making of provision for the payment when due, of the Company’s liabilities, obligations and expenses, including contingent liabilities.

Exhibit A - 4

“Expiration Date” is defined in Section 9.8(b) hereof.

“Fair Market Value” means, with respect to any property, the amount at which such property would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell, and both such parties being ready, willing and able to engage in such transaction and well informed about such property and the market for such property, as determined in the discretion of the Board.

“Fully Exercising Member” is defined in Section 4.5(d) hereof.

“Holder Minimum Gain” is defined in Section B2 of Exhibit B hereof.

“Holder Nonrecourse Deductions” is defined in Section B4 of Exhibit B hereof.

“indemnified parties” is defined in Section 7.3(a).

“Interest” means a Member’s limited liability company interest in the Company, including any and all benefits to which the holder of such Interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

“Liquidating Person” is defined in Section 10.2 hereof.

“Liquidation Proceeds” is defined in Section 10.3(b) hereof.

“Majority-in-Interest” when used with respect to any specified class of Units or all Units, means Members holding more than 50% of such specified class of Units or all Units, as applicable, held in the aggregate by all such Members holding such Units.

“Management Agreement” is defined in Section 5.6.

“Manager” is defined in Section 5.6.

“Maximum Pro Rata Portion” is defined in Section 9.8(b)(iii) hereof.

“Member” means any Person that is a Class A Member or a Class B Member. A Member shall have all rights conferred upon “members” under the Act, as modified by this Agreement. “Members” means all such Persons.

“New Securities” is defined in Section 4.5(a) hereof.

“New Units” is defined in Section 4.5(a) hereof.

“Offered Units” is defined in Section 9.2 hereof.

“Offeree” is defined in Section 4.5(a) hereof.

Exhibit A - 5

“Participating Unit Holder” and “Participating Unit Holders” are defined in Section 4.5(a) hereof.

“Partnership Representative” means the partnership representative of the Company within the meaning of Code Section 6223(a) (and any similar provision of state, local or foreign law).

“Permitted Transfer” is defined in Section 9.1(b) hereof.

“Permitted Transferee” is defined in Section 9.1(b) hereof.

“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

“Preemptive Rights Notice” is defined in Section 4.5(b) hereof.

“Preemptive Rights Percentage” is defined in Section 4.5(c) hereof.

“Preferred Return” means, with respect to any Class A Member and Class A Unit of which such Class A Member is the owner, a cumulative compounded quarterly amount equal to eight percent (8%) per annum of the Capital Contribution which relates to such Class A Unit. In the event any Class A Member Transfers a Class A Unit in accordance with this Agreement, such Class A Member’s transferee shall succeed to the Preferred Return which relates to such Class A Unit.

“Profits” and “Losses” means, for each taxable year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss.

(ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss.

(iii) At any time the Book Value of any Company property is adjusted, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits or Losses.

(iv) Gain or loss resulting from the disposition of any Company asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

Exhibit A - 6

(v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year or other period, computed in accordance with the definition of “Depreciation.”

(vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 8.1(d) and Exhibit B of the Agreement shall not be taken into account in computing Profits or Losses.

“Proportional Share” means, as of any determination date, with respect to a Unit Holder relative to a specified group of Members, the percentage equal to the quotient of (i) the number of Units held by such Unit Holder to (ii) the total number of outstanding Units held by the specified group of Members, each as of such determination date.

“Register” is defined in Section 4.1 hereof.

“Regulations” means the Treasury regulations promulgated under the Code, as the same may be amended from time to time, including corresponding provisions of any succeeding regulations.

“Regulatory Allocations” is defined in Section B5 of Exhibit B hereof.

“Sale Portion” is defined in Section 9.8(b)(ii) hereof.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Seller” is defined in Section 9.8(a) hereof.

“Service Providers” means bona fide officers, employees, consultants or other service providers of the Company or any Subsidiary.

“Subject Parties” is defined in Section 9.9(a) hereof.

“Subsidiary” means an entity the majority of the ownership interests of which are owned, directly or indirectly, by the Company. “Subsidiaries” means all such entities.

“Tag-Along Interest” is defined in Section 9.8(c) hereof.

“Tag-Along Member,” “Tag-Along Notice,” “Tag-Along Purchase Price,” “Tag-Along Sale” and “Tag-Along Triggering Interest” are defined in Section 9.8(a) hereof.

“Threshold Amount” of any Class C Unit means the “Threshold Amount” designated for such Class C Unit in the award agreement governing such Class C Unit.

Exhibit A - 7

“Transfer” is defined in Section 9.1 hereof.

“Transferring Member” is defined in Section 9.2 hereof.

“Unit” means an Economic Interest in the Company representing a fractional part of the Economic Interest in the Company. Each Unit shall be classified either as a Class A Unit, a Class B Unit or Class C Unit, and the classification of such Unit shall be set forth on the Register. “Unit” includes a fractional Unit.

“Unreturned Capital Contribution Balance” means, with respect to a Class A Member and Class A Unit of which such Class A Member is an owner, the aggregate Capital Contributions made with respect to such Class A Unit reduced (but not below zero) by all prior distributions made with respect to such Class A Unit pursuant to Section 8.2(b)(2) (whenever made and regardless of the source or character thereof). In the event any Class A Member Transfers a Class A Unit in accordance with this Agreement, such transferee shall succeed to the Unreturned Capital Contribution Balance which relates to such Class A Unit.

“Voting Units” means collectively, the Class A Units and the Class B Units.

Exhibit A - 8

EXHIBIT B

Regulatory and Special Allocations

The following allocations, which shall be made prior to those of Section 8.1(a), shall be made in the following order:

Section B1. Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any taxable year, each Unit holder shall be specially allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Unit holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations § 1.704-2(g). The items to be so allocated shall be determined in accordance with Regulations §§ 1.704-2(f)(6) and 1.704-2(j)(2). The term “Company Minimum Gain” has the meaning ascribed to “partnership minimum gain” as set forth in Regulations §§ 1.704-2(b)(2) and 1.704-2(d). This paragraph is intended to comply with the minimum gain chargeback requirement in Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

Section B2. Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Regulations § 1.704-2(i)(4), if there is a net decrease in Holder Minimum Gain during any taxable year, each Unit holder that has a share of such Holder Minimum Gain shall be specially allocated items of income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Unit holder’s share of the net decrease in Holder Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Regulations §§ 1.704-2(i)(4) and 1.704-2(j)(2). The term “Holder Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” as set forth in Regulations § 1.704-2(i)(3). This paragraph is intended to comply with the minimum gain chargeback requirements in Regulations § 1.704-2(i)(4) and shall be interpreted consistently therewith.

Section B3.      Nonrecourse Deductions and Unit Holder Nonrecourse Deductions. Nonrecourse deductions (as determined according to Regulations § 1.704-2(b)(1)) for any taxable year shall be allocated to the Unit holders in the same proportion that Profits for such taxable year are allocated to the Unit holders. Holder Nonrecourse Deductions shall be allocated in the manner required by Regulations § 1.704-2(i). The term “Holder Nonrecourse Deductions” has the meaning ascribed to “partner nonrecourse deductions” in Regulations § 1.704-2(i).

Section B4. Ordering Rules. Any other provision of this Agreement notwithstanding, allocations for any taxable year or other period of nonrecourse deductions and Holder Nonrecourse Deductions (pursuant to the foregoing Section B3) or of items required to be allocated pursuant to the minimum gain chargeback requirements contained in the foregoing Section B1 and Section B2, shall be made before any other allocations under this Agreement.

Section B5. Reallocation. The allocations set forth in Sections B1 through B3 above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Code Section 704. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits and Losses or make Company distributions. Accordingly, any other provision of this Agreement notwithstanding, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unit holders so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Unit holders to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating such other items of income, gain, deduction and loss among the Unit holders so that the net amount of the Regulatory Allocations and such special allocations to each such Unit holder is zero.

Exhibit B - 1